Exhibit 10.1

Binding Strategic Cooperation Agreement

This Binding Strategic Cooperation Agreement (the “Agreement”) is made and effective Sept. 24th, 2012 (the “Effective Date”).

BETWEEN:	Guofa Zhonghai Energy Investment Co., Ltd. (the “Party A”), a corporation organized and existing under the laws of the PEOPLE’S REPUBLIC OF CHINA, with its head office located at:

35F of tower A.Gemdale Plaza.No 91 Jianguo Road, Chaoyang District, Beijing

AND:	PEDEVCO Corp (doing business as Pacific Energy Development) (the “Party B”), a corporation organized and existing under the laws of the United States of America, with its head office located at:

4125 Blackhawk Plaza Circle Ste 201, Danville, CA 94506

In consideration of the terms and covenants of this agreement, and other valuable consideration, the parties agree as follows:

1.  RECITALS

a.	Both parties have met and indicated their desire to join together for the pursuit of common business goals related to shale gas and oil development in the People’s Republic of China.

b.	Both parties have considered various forms of joint business enterprises for their business.

c.	Both parties desire to enter into a binding strategic cooperation agreement as the most advantageous business form for their mutual purpose.

2.  RESPONSIBILITIES & RELIABILITIES

Party A

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According to the information of shale gas exploration standards issued by Ministry of Land and Resources of China, Party A shall cooperate with Party B in determining which blocks to bid on for the shale gas mineral exploration work in the People’s Republic of China and provide related support for Party B including business initiation, management, and other services to assist in accomplishing their joint goal.

-	Provide the full documentation and summary of technical and operating expertise of Party B to conduct shale gas mineral exploration work in the appointed areas.
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As authorized by Party B, Party A is responsible to prepare the bid(s) and other related documents to the relevant parties in the People’s Republic of China, and to the sign and the interpret the various related documents for their mutual business.

-	Assist Party B in its interpretation and understanding of the project and provide to Party B related information.

Party B

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Party B shall provide technical and operating support for the preparation of the bid(s) and also for the shale gas exploration work in the People’s Republic of China. The provision of these services and all economic considerations for both Parties shall be as set forth in a definitive joint operating agreement to be mutually agreed upon by the parties.

-	Party B shall assist Party A to finish and submit the bidding documents for the shale gas exploration work in the People’s Republic of China.

3.  COMMUNICATION STRUCTURE

For a better future business development, Party A and Party B shall establish a regular meeting and communications schedule for the business assessment, business flow and information exchange.

4.  CONFIDENTALITY AGREEMENT

The parties shall enter into and be bound by a mutually acceptable confidentiality agreement protecting their respective confidential and proprietary information for a period of 5 years after its termination.

5.  DURATION OF AGREEMENT

The term of this agreement shall be for 3 years, commencing on the Effective Date,, unless sooner terminated by mutual consent of the parties or by operation of the provisions of this Agreement.

6.  JOINT OPERATING AGREEMENT

After a successful bid(s), the parties shall negotiate a mutually agreed upon joint operating agreement (the “Joint Operating Agreement”) which shall set forth all of the rights and obligations of each party, their respective ownerships in the block(s), and their economic rights with respect to each block.

7.   GOVERNING LAW

The enforcement and interpretation of this Agreement shall be governed by the laws of THE PEOPLE’S REPUBLIC OF CHINA.

8.   RESOLUTION OF DISPUTES

Any dispute arising out if or in connection with this Agreement, shall be governed and construed by the laws of the PEOPLE’S REPUBLIC OF CHINA pursuant to the  CHINA INTERNATIONAL ECONOMIC AND TRADE ARBITRATION COMMISSION, and shall be referred to and finally resolved by China Beijing District Court, P.R.C.

9.   PREVAIL OF LANGUAGE VERSION

In the event of any contradiction between the Chinese and English versions of this Agreement, the English version shall prevail.

10.  NON-EXCLUSIVE

To avoid ambiguity, this Agreement is nonexclusive unless both Party A and Party B agree to the Joint Operating Agreement as previously provided and there is an exclusive cooperation on a specific shale gas exploration project under a written contract.

11.  OTHER PROVISION

Both parties,  based on actual needs of their business cooperation, may need to sign  specific business contracts and execute them accordingly. If there are inconsistencies between any such contracts and this Agreement, the contract shall prevail.

Party A	Party B

/s/ Luo Ping Zhi	/s/ Frank C. Ingriselli
Authorized Signature	Authorized Signature 9/26/2012

Luo Ping Zhi, Authorized Signatory	Frank C. Ingriselli, President and Chief Executive Officer
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Print Name and Title	Print Name and Title